EXHIBIT 10.90

Amendment No.3 to

Senior Convertible Note

by and between

Cool Technologies, Inc. and KHIC LLC

dated August 24, 2016, as subsequently amended (collectively, the “Agreement”)

This amendment No. 3 to the Agreement, by and between Cool Technologies, Inc. (the “Company”) and KHIC LLC (the “Buyer”) (such amendment, “Amendment No. 3”) shall amend the Agreement as set forth below and all other terms of the Agreement shall remain in full force and effect. All capitalized terms herein not defined shall have the meaning defined to them in the Agreement or any amendments thereto.

WHEREAS, Section 1.1 of the Agreement states “The outstanding Principal amount of this Note and all accrued and unpaid Interest shall be repaid by the Borrower on or before August 24, 2018 (the “Maturity Date”)”; and

WHEREAS, the outstanding balance due Buyer under the Agreement as of the Maturity Date was $298,991.96 in Principal amount plus $4,703.88 in interest, for a total outstanding balance of $303,695.84 (the “Maturity Date Outstanding Note Amount”);

WHEREAS, the parties have agreed that, as consideration for Buyer extending the Maturity Date under the Agreement to the Extended Maturity Date (as defined below) that the Maturity Date Outstanding Note Amount is hereby multiplied by 150% resulting in an adjusted balance due under the Agreement of Four Hundred Fifty-Five Thousand, Five Hundred Forty Three and 76/100 Dollars ($455,543.76) (such outstanding amount, as adjusted, the “Outstanding Adjusted Loan Amount”) and, should an Event of Default occur as of the Extended Maturity Date, then the Maturity Date Outstanding Note amount shall be increased by an additional $30,000 redemption premium (the “Extension Redemption Premium”) without any further action required of either party resulting in an adjusted balance due in such event under the Agreement of Four Hundred Eighty-Five Thousand, Five Hundred Forty Three and 76/100 Dollars ($485,543.76) (such outstanding amount, as adjusted, the “Default Note Amount”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Subject to the Company’s compliance with the terms herein, the Maturity Date of the Note is hereby extended to December 15, 2018 (“Extended Maturity Date”) and further that provided this Amendment No. 3 is both: (i) executed by the Buyer; and (ii) such executed copy is delivered in physical form to Eric Hess, 36 Manchester Drive, Westfield, NJ 07090 on or before September 30, 2018.

2. The Company agrees to amend the Agreement as follows:

a. The Principal amount outstanding under the Agreement as of the date of this Amendment No. 3 shall be amended to the Outstanding Adjusted Note Amount.

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b. The Conversion Price in Section 2 of the Agreement shall be defined as the lower of (i) two and a half ($0.025) cents per share of Common Stock or (ii) the price of any equity issuance, equity offering, conversion right or similar issuance of equity or debt securities after September 1, 2018. For purposes of Section 2 of the Agreement only, Principal shall be the Outstanding Adjusted Note Amount.

3. The Company covenants that it will provide a Secretary’s Certificate by September 30, 2018 approving this Amendment No. 3, along with providing copies of the actual executed resolutions.

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Amendment to be duly executed as of the date first above written.

KHIC LLC

By:	/s/ Eric Hess
Name:	Eric Hess
Title:	Member and Secretary

COOL TECHNOLOGIES, INC.

By:	/s/ Timothy Hassett
Name:	Timothy Hassett
Title:	Chairman and CEO

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EXHIBIT A- Confession of Judgment

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